QUERYOBJECT SYSTEMS CORPORATION

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                     AND OTHER RIGHTS AND QUALIFICATIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK


         QUERYOBJECT SYSTEMS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Amended and Restated Certificate of Incorporation of said Corporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 2,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 110,000 shares, $.001 par value per share, to be designated "Series B Convertible Preferred Stock," and to that end the Board adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Series B Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that the Certificate of Designation, Preferences and Other Rights and Qualifications of Series B Convertible Preferred Stock, dated November 2, 1998 (the "Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

                  1. Designations and Amount and Rank. (One Hundred Ten Thousand) 110,000 shares of the Preferred Stock of the Corporation, par value $.001 per share, shall constitute a series of Preferred Stock designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). Except for Series A Convertible Preferred Stock ("Series A Preferred Stock") which will rank pari passu with the Series B Preferred Stock with respect to rights on liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall rank senior to all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding, including, without limitation, the Common Stock, par value $.01 per share of the Corporation (the "Common Stock"), and any other classes and series of capital stock of the Corporation now or hereafter authorized, issued or


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outstanding  (collectively,  the "Junior Securities").  In addition,  except for
Series A Preferred Stock, the Corporation will not issue any class or series of any class or capital stock that ranks pari passu with the Series B Preferred Stock with respect to rights on liquidation, dissolution or winding up of the Corporation.

                  2.       Dividends.

                  (a) The holders of the Series B Preferred Stock shall not be entitled to receive any stated amount of dividends, cash or otherwise, in connection with such Series B Preferred Stock. No dividends shall be payable upon any Junior Securities unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series B Preferred Stock and the Series A Preferred Stock. No dividends shall be payable on any other class of preferred stock during such time as the Series B Preferred Stock remains outstanding.

                  (b) Notwithstanding anything to the contrary provided herein, unless and until a dividend is paid to other holders of the Corporation's capital stock, holders of Series B Preferred Stock shall not be entitled to receive any dividends.

                  3.       Rights on Liquidation, Dissolution or Winding Up,
                           Etc.

                           (a)      In the event of any voluntary or involuntary
liquidation, dissolution, Change of Control (as hereinafter defined) or winding up of the Corporation (each, a "Liquidation"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (i) The  holders  of  Series B  Preferred  Stock  and
                  Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, any other series or class of Preferred Stock or any other class of the Corporation's capital stock, whether now existing or hereafter created, an amount equal to the sum of
                  (A) the greater of (1) the amount they would have received had they converted all of their shares of Series B Preferred Stock and Series A Preferred Stock into shares of Common Stock immediately prior to such Liquidation and (2) the Investment Value (as hereinafter defined) and (B) an amount equal to all declared but unpaid dividends on such share of Series A Preferred Stock or Series B Preferred Stock as of the date of such Liquidation. Investment Value shall mean the aggregate purchase price paid by the purchaser for the units (the "Units") which included Series A Preferred Stock or Series B Preferred Stock, as the case may be.


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                           (ii) After  distribution  of the amounts set forth in
                  Section   3(a)(i)   hereof,   the  remaining   assets  of  the
                  Corporation  available  for  distribution,   if  any,  to  the
                  stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock.

                  (b) A "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation to any person or entity or group of persons or entities acting in concert as a partnership or other group or (ii) the merger or consolidation of the Corporation with or into another corporation or corporations with the effect that the then existing stockholders of the Corporation hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                  4.       Voting Rights.

                  Each holder of shares of Series B Preferred Stock shall be entitled to such number of votes in respect of such shares of Series B Preferred Stock as shall equal the number of votes into which the holder of the largest whole number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible pursuant to Section 5 hereof. Such holder would be entitled, to vote on all matters to which holders of Common Stock shall be entitled to vote, voting together as a single class with such holders of Common Stock (except as hereinafter provided) in the same manner and with the same effect as such holders of Common Stock subject to Article EIGHTH of the Certificate of Incorporation. The holders of shares of Series B Preferred Stock shall also vote as a separate class on all matters that the General Corporation Law of the State of Delaware specifically requires the holders of shares of the Series B Preferred Stock to vote as a separate class.

                  5.       Conversion of Series B Preferred Stock.

                  (a) The "Stated Value" of each share of Series B Preferred Stock shall, without adjustment, be $10.00. The holders of Series B Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert each share of Series B Preferred Stock into such whole number of shares of Common Stock as is equal to the number of fully paid and non-assessable shares of Common Stock that results from multiplying the number of shares of Series B Preferred Stock to be converted by the Stated Value and dividing the result by the Conversion Price (as hereinafter defined) per share for the Series B Preferred Stock in

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effect at the time of conversion.  The initial Conversion Price per share of the
Series B Preferred Stock shall be $.50. The holder of any shares of Series B Preferred Stock, exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to receive, in cash, an amount equal to all declared dividends with respect to such shares of Series B Preferred Stock up to and including the respective conversion date of such shares of Series B Preferred Stock.

                  (b) Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent designated by the Corporation for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (c) Until such time as all of the Series B Preferred Stock is converted into Common Stock or redeemed in accordance with Section 6 hereof, the Company will not issue any Additional Stock (as hereinafter defined) at a price less than the Conversion Price. "Additional Stock" as used herein shall mean any shares of Common Stock issued (or deemed to have been issued) or rights, warrants, options or other exchangeable securities convertible into Common Stock (including shares of Common Stock held in the Corporation's treasury) by the Corporation after the date hereof other than:

                           (A) Common Stock issued or issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock.

                           (B) Common Stock issuable to employees, advisors, consultants or outside directors of the Corporation pursuant to stock options which have been granted as of September 28, 1998.

                           (C) Common Stock issuable upon the exercise of the warrants (the "Authorized Warrants") granted in connection with the sale of the Units. The Authorized Warrants are

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
         exercisable for 5,625,000 shares of Common Stock in the aggregate.

                           (D) Common Stock issuable upon the exercise of other warrants issued or granted prior to October 9, 1998.

                           (E) Common Stock issuable upon the exercise of options granted in connection with the initial public offering of the Corporation and held by GKN Securities Corp. or Barington Capital Group, and their respective affiliates, designees and transferees.

                           (F) Common Stock issuable upon the exercise of options granted to Southeast Research Partners, Inc. ("SERP") or affiliates or designees of SERP in connection with the sale of the Units.

                  For the purpose of any computation to be made in accordance with this Section 5(c), the following provisions shall be applicable. In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board.

                  (d) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c) hereof to the holders of Common Stock, then, in each such case for the purpose of this Section 5(d), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (e) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price for the Series B Preferred Stock then in effect and the number of

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
shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (f) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with and into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected while any shares of Series B Preferred Stock are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Series B Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification, consolidation, merger or sale not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price of the Series B Preferred Stock and of the number of shares of Common Stock issuable upon conversion thereof) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series B Preferred Stock. Prior to or simultaneously with the consummation or any such consolidation, merger or sale of the Corporation, the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of Series B Preferred Stock, the obligation to deliver to such holders of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series B Preferred Stock may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of this Certificate of Designation to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series B Preferred Stock.

                  (g) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with

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
the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a statement, signed by its chief financial officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such Series B Preferred Stock.

                  (h) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

                  (j) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.


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                  (k)  All  shares  of  Common  Stock  which  may be  issued  in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

                  (l) Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the stock books of the Corporation.

                  (m) In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be cancelled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.


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

                  This Certificate of Designation was signed by the President and Secretary of the Corporation.


Dated:  November 2, 1998

                                        QUERYOBJECT SYSTEMS CORPORATION





                                        By:______________________________
                                           Name: Alan W. Kaufman
                                           Title: President



                                        By:______________________________
                                           Name: Daniel M. Pess
                                           Title: Secretary



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